Exhibit 24

POWER OF ATTORNEY

In connection with the undersigned’s service as an officer of Caterpillar Inc. (the "Company"), the undersigned hereby constitutes and appoints each of Nicole Puza, David Nimmons or Melanie Koo or any of them acting singly, and with full power of substitution, the undersigned's true and lawful attorneys-in-fact to:

(1)	prepare, execute in the undersigned's name and in the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and/or passphrases, enabling the undersigned to make electronic filings with the SEC of reports, forms, statements and schedules required by Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation adopted by the SEC thereunder;

(2)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of the Company, Forms 144, 3, 4 and 5, and all and any amendments thereto, in accordance with the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the SEC adopted thereunder;

(3)	execute for and on behalf of the undersigned, in the undersigned's capacity as a shareholder of the Company, a Schedule 13D or Schedule 13G, and all and any amendments thereto, in accordance with the Exchange Act and the rules and regulations of the SEC adopted thereunder;

(4)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 144, 3, 4 or 5, or Schedule 13D or Schedule 13G, or any amendment thereto and timely file such forms and any amendments thereto with the SEC and any securities exchange or similar authority; and

(5)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorney-in- fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13(d) or Section 16 of the Exchange Act or Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144, 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. In addition, each foregoing attorney-in-fact is an employee of the Company, and this Power of Attorney shall immediately expire with respect to an attorney-in-fact when such attorney-in-fact ceases to be an employee of the Company, but shall remain in full force and effect, subject to the preceding sentence, with respect to the attorneys-in-fact who are employees of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of January, 2024.

Signature:	/s/ Jason Kaiser

Name:	Jason Kaiser